EXHIBIT 5.1

ATTORNEYS AT LAW One Independent Drive, Suite 1300 Jacksonville, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com

July 30, 2024

Velo3D, Inc.

2710 Lakeview Court

Fremont, California 94538

Ladies and Gentlemen:

We have acted as securities counsel to Velo3D, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 1,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable upon exercise of certain warrants previously issued to the selling stockholders (the “Warrants”), to be offered and sold by the selling stockholders identified in the Registration Statement and the base prospectus (the “Base Prospectus”) contained therein.

In connection with our representation, we have examined: (i) the Registration Statement, including the Base Prospectus contained therein, and exhibits thereto, (ii) the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as amended to date, (iii) the proceedings and actions taken by the Board of Directors of the Company with respect to the Shares, (iv) the Warrants, and (v) other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and that all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and any applicable prospectus supplement(s).

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO salt lake city SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

July 30, 2024

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered by the Company upon exercise of the Warrants, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Delaware and the federal laws of the United States. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP